Exhibit 10.1

DORMAN PRODUCTS, INC.

NON-QUALIFIED STOCK OPTION AWARD

This is a Non-Qualified Stock Option Award (this “Award”) dated [                        ] (the “Grant Date”) from Dorman Products, Inc. (the “Company”) to [                        ] (the “Optionee”).

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “Plan”), the Company hereby grants to the Optionee a non-qualified stock option to purchase [            ] shares of Common Stock (the “Option”) at a price of $[        ] per Share (the “Exercise Price”) effective as of the Grant Date.

2.Vesting Dates.

(a) The Option shall vest and become exercisable as follows:

Vesting Date:	Percent of Award Vested & Exercisable:

(b) In addition, upon a Change in Control, 100% of the unvested portion of the Option shall vest and become exercisable.

(c) In addition, upon the Optionee’s termination of employment for any of the following reasons, the unvested portion of the Option shall vest and become exercisable as indicated:

(i) 100% as of the date of Optionee’s death; or

(ii) 100% as of the date of Optionee’s termination of employment due to Disability.

Except as provided above, upon the termination of employment of the Optionee, any unvested portion of the Option will immediately and automatically, without any action on the part of the Company, be forfeited and cancelled.

1

3. Termination of the Option.

(a) The Option shall remain exercisable until the [    ] anniversary of the Date of Grant (the “Expiration Date”), unless it is terminated at an earlier date pursuant to the provisions of this Award or the Plan.

(b) In the event of termination of the Optionee’s employment, the Option, to the extent vested as of the date thereof (including pursuant to Paragraphs 2(b) or 2(c) above) shall terminate immediately after the first to occur of: (i) the Expiration Date; (ii) one year after termination of the Optionee’s employment on account of death or Disability; (iii) 30 days after termination of the Optionee’s employment for any reason other than on account of death, Disability or for Cause; and (iv) immediately upon termination of the Optionee’s employment for Cause.

4. Automatic Exercise. If the Option remains unexercised, in whole or in part, immediately before the time at which the Option is scheduled to expire in accordance with the terms and conditions of this Award and the Plan, the Option shall be deemed automatically exercised in accordance with Paragraph 7(i)(ii) of the Plan immediately before the time at which the Option is scheduled to expire, if the Option satisfies the following conditions:

(a) The Option is covered by a then current registration statement under the 1933 Act.

(b) The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the Exercise Price by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.

(c) The Optionee’s employment has not been terminated by the Company for Cause, and, immediately before the time at which such Option is scheduled to expire, there is no basis for a termination of employment by the Company for Cause.

An Option subject to this Section 4 shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a Fair Market Value, on the exercise date, equal to the excess, if any, of (A) the Fair Market Value of the Shares issued pursuant to the exercise of the Option, over (B) the sum of (1) the aggregate Exercise Price for the Shares issued pursuant to the exercise of the Option, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 15 of the Plan) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share.

5. Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee and shall be hand delivered, e-mailed, tele-copied or mailed first class postage prepaid to the attention of the Secretary or Assistant Secretary of the Company or such other person as may be designated by the Company. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Option being exercised; and (ii) if applicable, include a statement of preference (which shall be binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment of the Exercise Price to the Company shall be made.

6. Payment for Shares. Full payment for Shares purchased upon the exercise of an Option may be made in any combination of: (i) cash, (ii) by check payable to the order of the Company; (iii) by the delivery of shares of Common Stock then owned by the Optionee (or by attestation of such ownership) in accordance with Paragraph 7(g)(iii) of the Plan; or (iii) via cashless exercise in accordance with Paragraph 7(g)(iv) of the Plan.

7. Change in Control. In the event of a Change in Control, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan.

8. Nontransferability of Option. The Option may not be transferred or assigned by the Optionee otherwise than by will or the laws of descent and distribution or be exercised during the Optionee’s lifetime other than by the Optionee or for the Optionee’s benefit by the Optionee’s attorney-in-fact or guardian; provided, however, that the Committee may, in its discretion, permit the Option to be transferred, in whole or in part, to one or more transferees and exercised by any such transferee if such transferee is a Family Member with respect to the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

9. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. If the listing, registration or qualification of Shares issuable on the exercise of the Option upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Shares, the Company shall not be obligated to issue or deliver the certificates representing the Shares otherwise issuable on the exercise of the Option unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on such Shares calling attention to the fact that they have been acquired for investment and have not been registered.

10. Issuance of Shares. Subject to the provisions of Section 9 and 11 hereof, a certificate for the Shares issuable on the exercise of the Option shall be delivered to the Optionee or to the Optionee’s personal representative, heir or legatee as soon as administratively practicable following exercise and payment for the Shares. The Company may satisfy its obligation to deliver Shares following the exercise of the Option by arranging for the recording of Optionee’s ownership of Shares issuable on the exercise of the Option on a book entry recordkeeping system maintained on behalf of the Company. Only whole Shares shall be issuable upon exercise of the Option.

11. Rights Prior to Exercise. The Optionee shall not have any right as a shareholder with respect to any Shares subject to this Option until the Option shall have been exercised in accordance with the terms of the Plan and the Award and the Company shall have delivered the Shares. In the event that the Optionee’s termination of employment by the Company is for Cause, upon a determination by the Committee, the Optionee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered the Shares, upon refund by the Company of the Exercise Price (to the extent paid).

12. Status of Option; Interpretation. The Option is intended to be a non-qualified stock option. Accordingly, it is intended that the transfer of property pursuant to the exercise of the Option be subject to federal income tax in accordance with section 83 of the Code. The Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the intention expressed in this Section 12.

13. Option Not to Affect Employment. The Option granted hereunder shall not confer upon the Optionee any right to continue in service as an employee, officer or director of the Company or any subsidiary of the Company.

14. Miscellaneous.

(a) The address for the Optionee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the address contained in the Company’s personnel records, or such other address as the Optionee may provide to the Company by written notice.

(b) This Award may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

(c) The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

(d) The Optionee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Award and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, the Company shall have the right to (a) withhold Shares subject to the Optionee’s exercise of the Option as provided in Paragraphs 7(g)(iv) and 15 of the Plan, (b) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (c) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

16. Repayment. This Option shall be subject to any repayment or clawback policy of the Company that is currently in effect or that is hereinafter adopted.

17. Incorporation of Plan Terms. This Award is subject to the terms and conditions of the Plan. Such terms and conditions of the Plan are incorporated into and made a part of this Award by reference. In the event of any conflicts between the provisions of this Award and the terms of the Plan, the terms of the Plan will control. In the event, however, of any conflict between the provisions of this Award or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Optionee, the provisions of the latter shall prevail, to the extent consistent with the Plan. Capitalized terms used but not defined in this Award shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

IN WITNESS WHEREOF, the Company has granted this Award on the day and year first above written.

DORMAN PRODUCTS, INC.

BY:

I hereby acknowledge receipt of a copy of the forgoing Award and the Plan and, having read them hereby, signify my understanding of, and my agreement with, their terms and conditions. I accept this Option in full satisfaction of any previously written or verbal promises made to me by the Company with respect to option grants.

(Name)	(Date)